Advancing medicines. Solving problems. Improving lives. September 2024 Corporate Presentation February 2026

© 2026 Aquestive Therapeutics, Inc. 2 Disclaimer This presentation and the accompanying oral commentary have been prepared by Aquestive Therapeutics, Inc. (“Aquestive”, the “Company”, “our” or “us”) and contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of our product candidate Anaphylm (dibutepinephrine) sublingual film through clinical development and regulatory approval process by the United States Food and Drug Administration (FDA), including: the timing of our resubmission of the New Drug Application (NDA) and request for a Type A meeting with the FDA and expedited review for Anaphylm; the advancement and related timing of potential international regulatory filings and marketing authorization of Anaphylm outside of the U.S.; that Anaphylm will be the first and only oral administration of epinephrine and accepted as an alternative to existing standards of care, if Anaphylm is approved by the FDA; that the Company’s commercialization plans and programs for Anaphylm will enable the Company to effectively compete in the market, if approved by the FDA; the advancement and related timing of our product candidate AQST-108 (epinephrine) topical gel through clinical development and FDA regulatory approval process, including design and timing of clinical studies including those necessary to support the targeted indication of alopecia areata for AQST-108; one potential commercial launch in the United States of our product candidates in 2027, if approved by the FDA; that our PharmFilm® and AdrenaVerse technology platforms will be sufficient to develop and pursue new product candidates and treatment indications; the future commercial opportunity of Libervant®, Anaphylm, and AQST-108, including potential market growth and revenues (including projected peak annual sales) generated for the Company from commercialization of these product candidates should Anaphylm, Libervant and AQST-108 be approved by the FDA and Libervant gain U.S. market access; the potential benefits our product candidates could bring to patients, including with respect to Anaphylm, Libervant and AQST-108, if these product candidates are approved by the FDA, and acceptance by patients, prescribers and payors of our product candidates as an alternative to existing standards of care for the targeted medical indication of these product candidates; that the Company is sufficiently capitalized with sufficient cash in 2026 to perform the necessary clinical work and provide the additional information required to address the concerns of the FDA outlined in the CRL; that recent capital investments demonstrate that our investors and shareholders believe in the Company’s strategy to commercialization of Anaphylm; and business strategies, market opportunities, cash runway projections and other statements that are not historical facts. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with our development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans for Anaphylm and AQST-108; risk of delays in advancement of the regulatory approval process through the FDA of our product candidates Anaphylm, Libervant and AQST-108, or failure to receive FDA approval at all of any or all of these product candidates; risk of FDA inspections of manufacturing and clinical study sites for any of our product candidates, including Anaphylm, Libervant and AQST-108; risk of government shutdowns or actions to reduce government workforces on the ability of the FDA to act on the approval of our product candidates, including Anaphylm, Libervant and AQST-108; risk of the Company’s ability to generate sufficient clinical and other human factor data, including with respect to our submission of pharmacokinetic and pharmacodynamic (PK/PD) comparability data for FDA approval of Anaphylm; risks associated with our ability to address the FDA’s comments on and identified deficiencies in our NDA, including the concerns raised by the FDA in the Complete Response Letter dated January 30 2026 issued to the Company for approval of Anaphylm and whether the FDA may request further information from us (including additional clinical studies), disagree with our findings or otherwise undertake a lengthy review of our resubmission, and challenges regarding the following commercial launch of Anaphylm, if approved by the FDA; risk that the FDA may consider issues raised in the citizen petition submitted to the FDA regarding Anaphylm on October 1, 2025; risks associated with the success of any competing products, including generics; risks and uncertainties inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of a sales and marketing capability for commercialization of our product candidates, including Anaphylm, Libervant and AQST-108, if these product candidates are approved by the FDA; risks associated with the potential impact on the value of the Company of the sale or outlicensing of our product candidates, including Anaphylm and Libervant; risk of sufficient capital and cash resources, including sufficient access to available debt and equity financing, including under our ATM facility, and revenues from operations, to satisfy all of our short-term and longer-term liquidity and cash requirements to support our growth strategy, and other cash needs, at the times and in the amounts needed, including to commence principal payments on our 13.5% Senior Secured Notes in 2026, and to fund future clinical development and commercial activities for our product candidates, including Anaphylm, Libervant and AQST-108, should these product candidates be approved by the FDA; risk of the impact of our obligations under the Company's Purchase Agreement and the Royalty Rights Agreement with third parties, each of which agreements requires the Company to make payments to each counterparty thereof, respectively, of a portion of our revenues, on our ability to contribute to the funding of our operations and the payment of principal and interest on our debt; the risk of our obligations under such Purchase Agreement and Royalty Rights Agreement impacting our ability to refinance our 13.5% Senior Secured Notes; risk that our manufacturing capabilities will be sufficient to support demand of our product candidates in the U.S. and abroad, including Anaphylm and Libervant, if such product candidates should be approved by the FDA and other regulatory authorities, and our licensed products in the U.S. and abroad; risk of eroding market share for Suboxone® as a sunsetting product, which accounts for a substantial part of our current operating revenue; risk of default of our debt instruments; risks related to the outsourcing of certain sales, marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance in the U.S. and abroad of our product candidates, including Anaphylm and Libervant, should these product candidates be approved by the FDA and other regulatory authorities, and for our licensed products in the U.S. and abroad; risk associated with the size and growth of our product markets and expected related revenues and sales; risk associated with our compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to our products; risk that our patent applications for our product candidates, including for Anaphylm, will not be timely issued, or issued at all, by the U.S. Patent and Trademark Office or, if issued, will be sufficient to provide long-term commercial success of these product candidates; risk of unexpected patent developments; risk of legislation and regulatory actions and changes in laws or regulations affecting our business, including relating to our products and product candidates and product pricing, reimbursement or access therefor; risk of loss of significant customers; risks related to claims and legal proceedings against us including patent infringement, securities, business torts, investigative, product safety or efficacy and antitrust litigation matters; risk of product recalls and withdrawals; risks related to any disruptions in our information technology networks and systems, including the impact of cybersecurity attacks; risk of increased cybersecurity attacks and data accessibility disruptions due to remote working arrangements; risk of adverse developments affecting the financial services industry; risks related to inflation and changing interest rates; risks related to the impact of pandemic diseases on our business; risks and uncertainties related to general economic, political (including the Ukraine and Israel wars and other acts of war and terrorism), business, industry, regulatory, financial and market conditions and other unusual items; risks related to uncertainty about presidential administration initiatives and their impact on our business, including imposition of government tariffs and other trade restrictions; and other uncertainties affecting the Company including those described in the "Risk Factors" section and in other sections included in the Company’s Annual Report on 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required by applicable law. We obtained the industry, market and competitive position data used throughout this presentation from our own internal estimates and research, as well as from industry and general publications, and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of the industry and market, which we believe to be reasonable. In addition, while we believe the industry, market and competitive position data included in this presentation is reliable and based on reasonable assumptions, we have not independently verified any third-party information, and all such data involve risks and uncertainties and are subject to change based on various factors. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. PharmFilm®, Libervant® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. The trade name “Anaphylm” for AQST-109 has been conditionally approved by the FDA. Final approval of the Anaphylm proprietary name is conditioned on FDA approval of the product candidate, AQST-109. All other registered trademarks referenced herein are the property of their respective owners.

3 A publicly traded pharmaceutical company (NASDAQ: AQST) focused on advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. Who We Are…

6 150+ 20+ years since the company was founded Products available in6 continents Over $1.5 billion1 in potential peak annual net sales from pipeline assets drug approvals 1.Aquestive Therapeutics data on file. 2.5 billion PharmFilm® doses shipped worldwide U.S, manufacturer with more than employees based in Indiana and New Jersey expected in the U.S. by 2027 if approved by the FDA 1 product launch 4

Our Technologies

PharmFilm®




See Reverse for Instructions
Aquestive

PharmFilm® is a unique and versatile technology for high-performance drug delivery. Aquestive scientists combine the customizable features of PharmFilm® with patented formulation and engineering processes to optimize the delivery of active pharmaceutical ingredients (APIs).

AdrenaVerse™



AdrenaVerse™ platform contains a library of over 20 epinephrine prodrugs that demonstrate control of absorption and conversion rates across a variety of dosage forms including lotions, creams, and ointments (LCOs) and delivery sites. The AdrenaVerse platform enables us to pursue a variety of allergy and dermatological indications.

Aquestive® 5

6 Aquestive is the go-to formulation development and commercial manufacturing partner for oral thin film products worldwide Our Products 1. Ondif collaboration with Hypera-Pharma (Brazil). 2. Sympazan collaboration with Otter Pharmaceuticals (worldwide). 3. Emylif collaboration with Zambon (EU). 4. Suboxone collaboration with Indivior (worldwide). Validation from 4 licensed commercial products1-4

Diversified Pipeline Fuels Our Growth Plan

Proprietary Growth Drivers	Preclinical	Clinical	Filed	Marketed	Opportunity Size
Anaphylm™ (dibutepinephrine) **sublingual film** (SEVERE ALLERGIES, ANAPHYLAXIS)			Received CRL on January 30, 2026 – expect to resubmit in Q3 2026		**>$1B[1]** Annual Revenue
Libervant® (diazepam) **buccal film** (ACUTE REPETITIVE SEIZURES)					**>$100M[2]** Annual Revenue
AQST-108 (epinephrine) **topical gel** (ALOPECIA AREATA)					**>$500M[1]** Annual Revenue

1. Aquestive Therapeutics data on file. 2. Annual revenue includes revenue for patients ages 2-5 and 12 and up after launch in 2027.

Aquestive® 7

8 Cassie Jung Chief Operating Officer Dedicated and Experienced Leadership Team Daniel Barber President, CEO & Director Lori J. Braender Chief Legal Officer, Chief Compliance Officer, Corporate Secretary Peter Boyd Chief People Officer Melina Cioffi SVP, Regulatory Affairs Matthew Greenhawt Chief Medical Officer Ernie Toth Chief Financial Officer Sherry Korczynski Chief Commercial Officer Matthew Davis Chief Development Officer

9 Q3 2025 capital raise validated the belief in the commercial promise of Anaphylm Well-capitalized to address Anaphylm Complete Response Letter and expecting to finish 2026 with significant cash We Have Significantly Strengthened Our Balance Sheet Finished 2025 with $121.2M in cash and cash equivalents

10 Lead Asset Anaphylm (dibutepinephrine) sublingual film

11 A Novel Approach to Epinephrine Delivery First and only non-device based, orally delivered epinephrine product candidate Needle-Free Easy to Use Designed to Work Quickly1 Device-Free Easy to Carry + + Anaphylm (dibutepinephrine) sublingual film 1. Aquestive Therapeutics, Inc. data on file.

Anaphylaxis: A rapid-onset, life-threatening allergic reaction requiring immediate intervention



INITIAL REACTION
LIKELIHOOD OF OCCURRENCE
Anaphylaxis signs & symptoms (minutes to hours)[1,2]
Allergen Exposure
5m 10m 15m 20m 25m 30m TIME 1h 2h 3h 4h 5h 6h 7h 8h 9h 10h 72h

During an allergic reaction, **time is the enemy**



30+ minute delay = **Triple risk**[1]



Benefits of epinephrine **far outweigh the risks**[2]

1. Xiaowei Liu , Sangil Lee , Christine M Lohse , Cassandra T Hardy , Ronna L Campbell Biphasic Reactions in Emergency Department Anaphylaxis Patients: A Prospective Cohort Study, DOI: 10.1016/j.jaip.2019.10.027 2. Shaw, Maggie L, Gaps in Anaphylaxis Care, Epinephrine Use Highlight Resource Need, Nov. 6, 2021.

Aquestive 12

13 U.S. Market has the Potential to Grow to ~$2B in Value by 20311 Current Market Size (2025)² ~$850M Projected Market Size (2031) ~$2B 3,164 3,260 3,048 3,975 4,000 4,671 4,940 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 2018A 2019A 2020A 2021A 2022A 2023A 2024A 2025A Epinephrine Market TRx Count (000s) 1. Aquestive Therapeutics, Inc. data on file, scripts written for epinephrine auto-injectors (EAIs) have increased at a 15% compound annual growth rate (CAGR) from 2021- 2023. 2. Aquestive Therapeutics, Inc. data on file, Precedence Research, “Epinephrine Market Size, Share and Trends 2025-2034” (updated as of November 11, 2025). Market is expanding due to: Increasing Prevalence of Allergies Increased Patient Awareness Demand for Better Solutions 5,238

14 Top Reasons Why People Don’t Carry Epinephrine Autoinjectors (EAI) Devices1 1. https://community.kidswithfoodallergies.org/blog/new-epinephrine-study-shows-alarming-results; survey results reflect EAIs only. 2.Fromer L., The American Journal of Medicine (2016) 129, 1244-1250. Inconvenience of carrying bulky devices Forgetfulness Device malfunctions and improper administration Fear of needles and social stigma Availability at other places, such as the home, car or school Expiration of the previous prescription Complacency, if there has been no accidental exposure in a long time Where you need it, when you need it - less than 50% of patients carry their EpiPen®²

15 Rapid Relief Needed When It Matters Most1 Anaphylm reaches peak absorption in just 12 minutes Observed to achieve therapeutic blood concentrations in as little as 5 minutes (over 100 pg/ml) Observed to deliver a median T- max of 12 minutes 1. Aquestive Therapeutics, Inc. data results on file, excluding T-max data results for Neffy®, which can be found in the prescribing information located in the approved product label; no head-to-head comparison studies have been conducted with Anaphylm and Neffy®.

16 Survey Methodology: • Double-blinded survey with 27 adult patients and 26 caregivers of pediatric patients at risk for anaphylaxis • Respondents were mailed an envelope containing one empty, non-labeled nasal spray device and one non-labeled placebo film strip • Respondents kept envelopes sealed until an on- camera interview video call was conducted during which they opened the envelope2 • Respondents were asked to assume that, if these products were made available for prescribing by their health care prescriber (HCP), both products would be: • Equal in general efficacy and safety to each other and to their current epinephrine auto-injector (EAI) • Endorsed by their HCP • Equal in out-of-pocket cost to each other 96% of Survey Respondents Preferred Anaphylm In a Recent Hands-on Epinephrine Preference Survey¹,² 1. Aquestive Therapeutics data on file. 2. Note: Survey sample product envelopes only contained demo nasal spray devices and film strips. Instructions For Use were not provided to respondents. 51 1 1 PREFER FILM PREFER FILM & NASAL EQUALLY PREFER NASAL Survey Results

17 2026 2027 Anaphylm Launch Preparation Launch Readiness • Unbranded medical education • Continue to increase awareness • Identifying epinephrine prescribers • Work with payers to raise awareness • Engagement with advocacy groups • Congress attendance • Publications • Commercial infrastructure is built Plans for a Commercial Launch • Facilitate access with payers • Focus on key prescribers in the initial launch • Leverage Anaphylm’s unique product attributes to engage HCPs, patients, caregivers, and advocacy groups • Optimize marketing mix that works smarter, is more focused to enable us to effectively compete in the epinephrine delivery market

18 Planned Anaphylm Key Milestones Q1 2026 Type A Meeting with FDA Q2 2026 Q3 2026 Q4 2026 Q1 2027 Human Factors Validation Study2 NDA Resubmitted1 Ex-US filings (Canada, Europe) Clinical PK Study2 1. Typical FDA response time is six (6) months; Aquestive intends to request expedited review of the NDA resubmission, but expedited review cannot be guaranteed. 2. Study timeline reflects startup to final report.

19 Pipeline Products

AQST-108 (epinephrine) topical gel

HUMAN SKIN STRUCTURE


Hair Shaft
Sweat Pore
Nerve
Sebaceous Gland
Sweat Gland
Hair Follicle
Adipocytes
Epidermis
Derma
Hypoderis
Muscles

- The utility of exogeneous epinephrine for the treatment of medical conditions has been limited due to the molecule's five-minute half-life as well as poor absorption capabilities[1]
- Aquestive's AdrenaVerse™ technology has the potential to address both problems[2]
- Pursuing alopecia areata (AA) as a potential initial indication[3]
- Potential to evaluate additional dermatologic indications including atopic dermatitis, hypertrophic scars, and rosacea

1. Jeong, W.Y., Kwon, M., Choi, H.E. et al. Recent advances in transdermal drug delivery systems: a review. Biomater Res 25, 24 (2021). 2. Aquestive Therapeutics data on file. 3. See Investor Day Presentation dated September 27, 2024, located at Aquestive.com/investors/eventsandpresentations for more detail on clinical development and the commercial overview.

Aquestive® 20

Alopecia Areata Represents a Potentially Significant Opportunity[1]

REASONS TO BELIEVE

- Patient unmet need is well-documented and understood
- Planned development endpoints that are potentially achievable
- Competitive landscape indicates pricing should continue to be reasonable
- Commercial opportunity can fit within a growing Aquestive commercial infrastructure

INITIAL TARGET PRODUCT PROFILE[2]

Description	• Topical gel form of AQST-108
Indication	• Alopecia areata patients
Dosage and Administration	• Apply daily
Safety	• Potential for no black box warning
Value Proposition	• May be an alternative to using janus kinase (or JAK) inhibitors • May improve treatment for the two-thirds of severe patients who see no improvement with JAK inhibitors[1] • May improve treatment in conjunction with JAK inhibitors

1. Aquestive Therapeutics data on file. 2. Dependent on final clinical and regulatory outcomes.

Aquestive® 21

22 AQST-108 Phase 1 Clinical Study1 Phase 1 Study Design 16 subjects with or without alopecia, randomized to AQST-108 or placebo applied to the scalp or thigh Once daily administration of AQST-108 (or placebo) over 7 days Assess the local tolerability and pharmacokinetics and pharmacodynamics of once daily administration Next clinical study planned would be to define a Maximum Tolerated Dose (MTD) A Phase 1, single- center, double-blind, placebo-controlled study to evaluate the safety of one week exposure to AQST-108 in subjects with or without alopecia 1. Aquestive Therapeutics data on file.

23 Planned AQST-108 Key Milestones Q4 2025 Q1 2026 Q2 2026 2H 2026 Opened IND MTD/Biomarker TrialPhase 1 One Week Safety & PK trial Regulatory Preclinical Clinical Maximum Tolerate Dose (MTD) Finding Study 90-day Sub Chronic Toxicology Study

24 Thank You